COLUMBUS MCKINNON CORPORATION
                            CORPORATE INCENTIVE PLAN
                                    JULY 2001


This INCENTIVE PLAN will focus only on PRETAX INCOME, as defined.

At the beginning of each fiscal year the Columbus McKinnon Board of Directors ("Board") will establish a BUDGET TARGET PERCENTAGE defined as the percentage of TARGET BONUS that will be paid if actual results equal budget for the quarter or year. The BUDGET TARGET PERCENTAGE will be established by the Board at the beginning of each year, and it will be based on the Board's judgment about the budget, current and expected economic conditions, the financial condition of the Company, and other pertinent factors.


PRETAX INCOME
-------------
     PRETAX  INCOME  will  be  consolidated   pretax  income  as  shown  in  the
     periodically published financial statements of the Company, with the following adjustments, which will be made at the discretion of the Board:

     o The effects of acquisitions and divestitures, significant changes in accounting rules, and other significant abnormal transactions during the year will be adjusted appropriately so that ACTUAL PRETAX INCOME is on a basis equivalent to BUDGETED PRETAX INCOME for that year.

     o Both BUDGETED PRETAX INCOME and ACTUAL PRETAX INCOME will exclude any BONUS expense.


BONUS FLOOR
-----------
     In no event will any BONUS be paid if ACTUAL PRETAX INCOME equals 75% or less of BUDGETED PRETAX INCOME.


PARTICIPANTS
------------
     Board designated CM associates, except Sales Directors, Regional Sales Managers, and District Sales Managers (covered by a separate revenue quota-based plan), will participate in the INCENTIVE PLAN.


BASE PAY
--------
     BASE PAY used for the annual calculation is defined as compensation earned during the calendar year that ends within the fiscal year, but it excludes bonuses, severance pay, tuition reimbursement, restricted stock bonuses and interest, dividends and in lieu of dividend payments, moving expense reimbursement, and service and recognition awards. BASE PAY used for the interim quarterly payments will be compensation earned during the PREVIOUS fiscal quarter, with the same exclusions.


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BONUS PAYMENTS
--------------
     BONUS payments will be made based upon each PARTICIPANT'S PARTICIPATION PERCENTAGE, as assigned.

     For ACTUAL PRETAX INCOME above the BONUS FLOOR, BONUSES will be calculated by multiplying BASE PAY times the PARTICIPATION PERCENTAGE and again times a factor, which is the Board-assigned annual BUDGETED TARGET PERCENTAGE plus or minus two times the percentage difference between ACTUAL PRETAX INCOME and BUDGETED PRETAX INCOME for the quarter or year.

     For fiscal 2002, quarterly payments will not be made; one payment, based upon the results for the full fiscal year ending March 31, 2002, will be made within two-and-one-half months after the end of this fiscal year.

     Beginning with fiscal 2003, for the first three fiscal quarters, 75% of the BONUSES calculated based upon quarterly ACTUAL and BUDGETED PRETAX INCOME will be paid within two months after the end of each quarter. At year-end following the annual audit, the full year amount, reduced by previous quarterly payments, will be paid out within two-and-one-half months after the end of each fiscal year.


VESTING
-------
     A PARTICIPANT who has BASE PAY AND is in the employ of CM on a date four weeks after the end of the fiscal quarter or fiscal year ("VESTING DATE") will be eligible for a BONUS payment. PARTICIPANTS who have terminated prior to the VESTING DATE either voluntarily or with or without cause will not be eligible for a BONUS payment. PARTICIPANTS who have died, retired, are receiving short-term disability benefits or workers' compensation benefits, or are on lay-off subject to recall as of the VESTING DATE will be eligible for a BONUS payment.

TRANSFERS
---------
     PARTICIPANTS who transfer during a year from one PARTICIPATION PERCENTAGE to another will participate at the new PARTICIPATION PERCENTAGE beginning the first day of the next fiscal quarter.


















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                         COLUMBUS MCKINNON CORPORATION
                            INCENTIVE PLAN ADDENDUM
                                   JULY 2001



This INCENTIVE PLAN ADDENDUM will focus on DEBT REPAYMENT only, and it will be in place for only Fiscal 2002.

At the beginning of Fiscal 2002, the CM Board of Directors established a TARGET DEBT REPAYMENT amount -- $50 MILLION. An ADDENDUM BONUS will be paid for ACTUAL DEBT REPAYMENT in excess of that TARGET DEBT REPAYMENT.


DEBT REPAYMENT
--------------
     DEBT REPAYMENT will be calculated as the reduction in consolidated funded debt as shown in the published financial statements of the Company, with the following adjustments:

     o   The  effects of  acquisitions,   divestitures,  and  other  significant
         transactions outside the ordinary course of business during the year will be excluded from the calculation.


BONUS FLOOR
-----------
     If ACTUAL DEBT REPAYMENT falls below the TARGET DEBT REPAYMENT, no ADDENDUM BONUS will be paid, and no BONUS reduction will be assessed.


PARTICIPANTS
------------
     Only members of the Executive Committee and the Operating Group Leaders will participate in this INCENTIVE PLAN ADDENDUM.


BASE PAY, VESTING, AND TRANSFERS
--------------------------------
     These terms will be defined as they are in the INCENTIVE PLAN.


ADDENDUM BONUS PAYMENTS
-----------------------
     An ADDENDUM BONUS will be calculated by multiplying one percentage point per $1 million of the excess of ACTUAL DEBT REPAYMENT over TARGET DEBT REPAYMENT times BASE PAY times the PARTICIPATION PERCENTAGE.

     The ADDENDUM BONUS will be calculated and paid based upon the results for the fiscal year only; no quarterly calculations or payments will be made. Payment will be made after the year-end audit within two and one half months after the end of the fiscal year.